FOR IMMEDIATE RELEASE                                                                                                                                   Exhibit 99.1

Harris Corporation Announces New $600 Million
Share Repurchase Program

MELBOURNE, Florida, March 2, 2009 — The Board of Directors of Harris Corporation (NYSE:HRS), an international communications and information technology company, has approved a new $600 million share repurchase program. The share repurchase program announced today is in addition to the company’s existing share repurchase authorization of $600 million, which currently has a remaining authorization of about $50 million.

“We are very pleased to announce this new share repurchase program,” said Howard L. Lance, chairman, president, and CEO. “Our new share repurchase program recognizes our solid financial position and continuing strong cash flow from operations. We expect to repurchase shares in balance with market conditions and the company’s operational requirements, including continuing to invest in both internal growth initiatives and acquisitions.”

Share repurchases will be funded with available cash. Repurchases under the program may be made through open market purchases, private transactions, transactions structured through investment banking institutions, or any combination thereof. The timing, volume, and nature of share repurchases are subject to market conditions, applicable securities laws, and other factors, are at the discretion of the company’s management, and may be suspended or discontinued at any time.

About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has annual revenue of $5.4 billion and 16,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications®; products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those matters expressed or implied by such forward-looking statements. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and Harris disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.